Exhibit 5.2

May 16, 2024

WF International Limited

No. 1110, 11th Floor, Unit 1, Building 7, No. 477, Wanxing Road

Chengdu, Sichuan Province

China, 610041

Re:	Registration Statement on Form F-1 of WF International Limited

Ladies and Gentlemen:

We have acted as United States counsel to WF International Limited, a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form F-1 (as amended, the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of (1) up to 1,610,000 ordinary shares, par value $0.000001 per share of the Company (the “Ordinary Shares”), including up to 210,000 Ordinary Shares underlying the underwriters’ over-allotment option, (2) warrants to purchase up to 80,500 Ordinary Shares (the “Warrants”), and (3) up to 80,500 Ordinary Shares issuable on exercise of the Warrants, each to be issued to the representatives of the underwriters by the Company pursuant to the underwriting agreement to be entered into by and between the Company and the representatives of the underwriters (the “Underwriting Agreement”). This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended, and when the Warrants have been duly executed and authenticated in accordance with the Underwriting Agreement and issued, delivered, as contemplated by the Registration Statement and the Underwriting Agreement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant; and (e) we have assumed the Exercise Price (as defined in the Warrant) will not be adjusted to an amount below the par value per share of the Ordinary Shares.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

Ellenoff Grossman & Schole LLP